UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2012

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania		15650-0231

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operations and Financial Condition

On July 26, 2012, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal fourth quarter and full year ended June 30, 2012.

The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented on an adjusted basis: sales, operating income and margin, Industrial sales, operating income and margin and Infrastructure sales, operating income and margin, net income and diluted earnings per share. Adjustments include acquisition impact for the three months and year ended June 30, 2012 and restructuring and related charges for the three months and year ended June 30, 2011. Management adjusts for these items in measuring and compensating internal performance and to more readily compare the Company’s financial performance period-to-period. The press release also contains free operating cash flow and adjusted return on invested capital (ROIC), which are both non-GAAP measures and are defined below.

Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

Free Operating Cash Flow

Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for dividends, debt repayment, strategic initiatives (such as acquisitions), and other investing and financing activities.

Adjusted Return on Invested Capital

Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined by the Company as the previous 12 months’ net income, adjusted for interest expense, noncontrolling interest and special items, divided by the sum of the previous five quarters average balances of debt, excluding special items and total equity, excluding special items. The most directly comparable GAAP measure is return on invested capital calculated utilizing GAAP net income. Management believes that this financial measure provides additional insight into the underlying capital structure and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.

A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.

Additionally, during our quarterly earnings teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

GROSS MARGIN - EXCLUDING STELLITE (UNAUDITED)

	Quarter Ending March 31, 2012		Quarter ending June 30, 2012

(in thousands)	Sales	Gross Profit	Sales	Gross Profit
2012 Reported Results	$696,411	$246,446	$739,216	$264,857
2012 Reported Gross Profit Margin		35.4%		35.8%
Acquisition impact (1)	(22,558)	(4,316)	(67,537)	(13,458)
2012 Adjusted Results	$673,853	$242,130	$671,679	$251,399

2012 Adjusted Operating Margin		35.9%		37.4%

(1)  Adjusted for impact of Stellite operations and integration charges

Debt to Capital

Debt to Capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by the sum of total equity plus total debt. The most directly comparable GAAP measure is debt to equity, which is defined as total debt divided by total equity. Management believes that Debt to Capital provides additional insight into the underlying capital structure and performance of the Company.

DEBT TO CAPITAL (UNAUDITED)	June 30,	June 30,
(in thousands, except percents)	2012	2011
Total debt	$565,745	$312,882
Total equity	1,668,221	1,658,641
Debt to equity, GAAP	33.9%	18.9%

Total debt	$565,745	$312,882
Total equity	1,668,221	1,658,641
Total capital	$2,233,966	$1,971,523
Debt to capital	25.3%	15.9%

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Fiscal 2012 Fourth Quarter Earnings Announcement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: July 26, 2012	By:	/s/ Martha A. Bailey
Martha A. Bailey
Vice President Finance and Corporate Controller